Exhibit 99.1

FOR IMMEDIATE RELEASE January 26, 2016
CenterState Banks, Inc. Announces Fourth Quarter 2015 Operating Results

CenterState reports record earnings for year ending December 31, 2015

DAVENPORT, FL. – January 26, 2016 - CenterState Banks, Inc. (Nasdaq: CSFL) reported earnings per share (“EPS”) of $0.23 on net income of $10,396 for the fourth quarter of 2015, compared to $0.22 per share on net income of $9,916 reported during the prior quarter.  For the year 2015, the Company reported $0.85 EPS ($0.87 Operating EPS) compared to $0.31 EPS ($0.54 Operating EPS) reported for year 2014.  All amounts are in thousands, except per share information, and all earnings per share amounts are reported on a diluted basis unless otherwise noted.

CURRENT QUARTER HIGHLIGHTS

•	Fourth quarter annualized ROA of 1.02% gaap (1.06% operating) and 1.00% (1.01% operating) for the year 2015.

•	Efficiency ratio of 61% for the fourth quarter and 62% for the year 2015.

•	9% annualized increase in loans during the fourth quarter and 11% for the year 2015 (excluding Purchased Credit Impaired “PCI” loans). (page 4)

•	10% annualized increase in checking deposits during the fourth quarter and 9% for the year 2015.

•	12% decrease in non-performing assets during the fourth quarter and 35% decrease from December 31, 2014. (page 10)

•	The two complimentary acquisitions in South Miami-Dade County announced in 4Q15 remain on schedule to close late in 1Q16.

Quarterly condensed consolidated income statements (unaudited) are shown below for the periods indicated.  See notes 1 and 2 below for a discussion related to FDIC revenue and amortization (negative accretion) included in non-interest income.

Quarterly Condensed Consolidated Statements of Operations (unaudited)

For the quarter ended:	12/31/15	9/30/15	6/30/15	3/31/15	12/31/14
Interest income	$ 41,098	$ 40,112	$ 41,625	$ 39,485	$ 38,019
Interest expense	1,819	1,784	1,818	1,865	1,848
Net interest income	39,279	38,328	39,807	37,620	36,171
Provision for loan losses	484	4	2,330	1,941	210
Recovery for loan losses- PCI loans	59	(4)	(22)	(299)	(192)
Net interest income after loan loss provision	38,736	38,328	37,499	35,978	36,153

Correspondent banking and capital markets division- income	6,241	5,935	8,587	6,800	5,795
Gain on sale of securities available for sale	---	4	---	---	---
FDIC- IA amortization (negative accretion) (1)	(3,420)	(4,144)	(4,649)	(4,350)	(5,599)
FDIC- revenue (2)	633	27	359	667	1,080
All other non-interest income	6,212	6,308	6,276	5,964	6,259
Total non interest income	9,666	8,130	10,573	9,081	7,535

Credit related expenses	309	439	522	16	299
FDIC credit related expenses	997	(46)	625	(567)	369
Correspondent banking and capital markets division-expense	5,094	5,063	6,008	5,595	4,993
Merger and acquisition related expenses	524	169	---	---	848
Branch closure and efficiency initiatives	---	---	---	---	(417)
All other non-interest expense	25,162	25,230	25,383	25,559	25,999
Total non interest expense	32,086	30,855	32,538	30,603	32,091

Income before income tax	16,316	15,603	15,534	14,456	11,597
Income tax provision	5,920	5,687	5,656	5,308	4,316
NET INCOME	$ 10,396	$ 9,916	$ 9,878	$ 9,148	$ 7,281
Net Income allocated to common shares	$ 10,343	$ 9,862	$ 9,823	$ 9,097	$ 7,250

Earnings per share (basic) (GAAP)	$ 0.23	$ 0.22	$ 0.22	$ 0.20	$ 0.16
Earnings per share (diluted) (GAAP)	$ 0.23	$ 0.22	$ 0.21	$ 0.20	$ 0.16
Net operating income per share (Non-GAAP) (3)	$ 0.23	$ 0.22	$ 0.22	$ 0.20	$ 0.17

Average common shares outstanding (basic)	45,237	45,200	45,161	45,128	45,072
Average common shares outstanding (diluted)	45,935	45,826	45,737	45,658	45,506
Common shares outstanding at period end	45,459	45,469	45,421	45,409	45,324

note 1:  On the date of an FDIC acquisition (with loss share), the Company estimates expected future losses and the timing of those losses by loan pool.  The related reimbursements from the FDIC, pursuant to the specific loss share agreement, of those losses are recorded as a receivable from the FDIC, referred to as indemnification asset or “IA.”  The Company updates its estimate of future losses and the timing of the losses each quarter.  To the extent management estimates that future losses are less than prior expected future losses, management adjusts its estimates of future expected cash flows and this increase is accreted to interest income over the remaining life of those specific loan pools, increasing the yield on loans.  Because management no longer expects these incremental future losses on the loan pool(s), then the expected future reimbursements from the FDIC for the related percentage of loss share are also reduced.  Instead of immediately charging down the IA for expected future FDIC reimbursements, the IA is written down over the shorter of the loss share period or the life of the related loan pool(s) by negative accretion (amortization) in this line item.

note 2:  Two FDIC related revenue items are included in this line item.  The first item is FDIC reimbursement income from the sale of OREO.  When OREO (those covered by loss share agreements) is sold for a loss, the FDIC covered portion of the loss is recognized as income and included in this line item per the coverage breakdown in the table on page 10, Selected Credit Quality Ratios.  Second, when a loan pool (with loss share) is impaired, the impairment expense is included in provision for loan losses, and the percentage of the loss that is reimbursable from the FDIC is recognized as income from FDIC reimbursement, and included in this line item as well.

note 3:  This non-gaap metric represents gaap net income excluding certain income and expense items net of the effective tax rate for the period presented.  Items excluded are gains on sales of securities held for sale, acquisition and merger related expenses and one time charges related to the Company’s efficiency and profitability initiatives announced in January 2014, which include impairment charges on the real estate of several of the branches closed during April 2014, divided by the average diluted common shares outstanding.  A reconciliation table is presented on page 18, Explanation of Certain Unaudited Non-GAAP Financial Measures.

The condensed quarterly results of the Company’s correspondent banking and capital markets segment are presented below.

Quarterly Condensed Segment Information - Correspondent banking and capital markets division (unaudited)
For the quarter ended:	12/31/15	9/30/15	6/30/15	3/31/15	12/31/14
Net interest income	$1,716	$1,545	$1,467	$1,602	$991
Provision for loan losses	(4)	1	(24)	(131)	---
Total non-interest income (note 1)	6,241	5,935	8,587	6,800	5,795
Total non-interest expense (note 2)	(5,094)	(5,063)	(6,008)	(5,595)	(4,993)
Income tax provision	(1,103)	(934)	(1,551)	(1,032)	(692)
Net income	$ 1,756	$ 1,484	$ 2,471	$ 1,644	$ 1,101
Contribution to diluted earnings per share	$ 0.04	$ 0.03	$ 0.05	$ 0.04	$ 0.02

Allocation of indirect expense net of
inter-company earnings credit, net of
income tax benefit (note 3)	$(174)	$(304)	$(262)	$(276)	$(163)
Contribution to diluted earnings per share after
deduction of allocated indirect expenses	$ 0.03	$ 0.03	$ 0.05	$ 0.03	$ 0.02

note 1:    The primary component in this line item is gross commissions earned on bond sales, fees from hedging services, loan brokering fees and related consulting fees which were $5,254, $4,943, $7,334,  $5,694 and $4,876 for 4Q15, 3Q15, 2Q15, 1Q15 and 4Q14, respectively.  The fee income in this category is based on sales volume in any particular period and is therefore volatile between comparable periods.  The remaining non interest income items in this category, which are less volatile, include fees from safe-keeping activities, bond accounting services, asset/liability consulting related activities, international wires, clearing and corporate checking account services, and other correspondent banking related revenue and fees.

note 2:    A significant portion of these expenses are variable in nature and are a derivative of the income from bond sales, hedging services, brokering loans sales and related consulting services identified in note 1 above.  The variable expenses related to these fees identified in note 1 above were $2,505, $2,388, $3,461, $2,938 and $2,149 for 4Q15, 3Q15, 2Q15, 1Q15 and 4Q14, respectively.   Expenses in this line item do not include any indirect support allocation costs.

note 3:

A portion of the cost of the Company’s indirect departments such as human resources, accounting, deposit operations, item processing, information technology, compliance and others have been allocated to the correspondent banking and capital markets division based on management’s estimates.  In addition, an inter-company earnings credit is allocated to the segment for services provided to the commercial bank segment, also based on management’s estimates and judgment.

LOAN PRODUCTION

Loans excluding PCI loans increased $51,395 during the fourth quarter, an annualized growth rate of approximately 8.8% and $230,489 during the year ending December 31, 2015, an annualized growth rate of approximately 10.7%. Total new loans originated during the quarter approximated $203.2 million, of which $157.1 million were funded.  About 51% of funded loan origination was commercial real estate (“CRE”), 19% commercial and industrial (“C&I”), 19% single family residential, 5% land, development & construction and 6% were all other.

Approximately 60% of the funded loan production was a combination of floating and variable rate, and the remaining 40% was fixed rate.  In the aggregate, the funded loan production for the current quarter is expected to result in an estimated duration of approximately 2.3 years.  The loan origination pipeline is approximately $266 million at December 31, 2015 compared to $285 million at September 30, 2015.  The graph above summarizes total loan production and funded loan production over the past nine quarters.

LOAN PORTFOLIO MIX, PCI LOANS, FDIC COVERED LOANS AND THE RELATED INDEMNIFICATION ASSET (“IA’)

Total PCI loans at December 31, 2015 is equal to $210,528 of which $150,338 (71%) are covered by FDIC loss sharing agreements.  The Company acquired both covered and non-covered PCI loans in its June 1, 2014 acquisition of First Southern Bank (“FSB”).  It also acquired FDIC covered loans that are not included in the PCI loan portfolio.  In addition, the Company also acquired non-covered PCI loans in its January 17, 2014 Gulfstream Business Bank (“GSB”) acquisition.  The table below compares the Company’s total FDIC covered loans and its PCI loan portfolio at December 31, 2015.

	PCI loans	Non-PCI	Total loans
FDIC covered	$ 150,338	$ 26,982	$ 177,320
not covered	60,190	2,356,266	2,416,456
Total	$ 210,528	$ 2,383,248	$ 2,593,776

The table below summarizes the Company’s total PCI loans, both covered and not covered by FDIC loss share arrangements.  It also shows the difference between the unpaid principal balance and the carrying balance (book balance) at December 31, 2015.

	unpaid
	principal	carrying
	balance	balance	difference	percentage
FDIC covered PCI loans	$193,550	$ 150,338	($43,212)	22%
PCI loans not covered	79,873	60,190	(19,683)	25%
Total PCI loans	$273,423	$ 210,528	($62,895)	23%

The table below summarizes the Company’s total loans covered by FDIC loss share arrangements, both PCI loans and non-PCI loans.  It also shows the difference between the unpaid principal balance and the carrying balance (book balance) at December 31, 2015.

	unpaid
	principal	carrying
	balance	balance	difference	percentage
FDIC covered PCI loans	$193,550	$150,338	($43,212)	22%
FDIC covered, non-PCI loans	27,367	26,982	(385)	1%
Total FDIC covered loans	$220,917	$177,320	($43,597)	20%

The table below summarizes the remaining ten loss share agreements by acquired bank and by term of the related loss share period at December 31, 2015.

						est rem	percentage
	Loss	Unpaid				life of	of losses	end of
	Share	Principal	Carrying	Difference (2)		loans in	reimbursable	loss share
	Term	Balance	Balance	$	%	years(1)	from FDIC	period
First Commercial Bank	5 yrs	$61,597	$55,048	($6,549)	11%	1.9	70%/30%/75%	Jan-16
First Guaranty Bank	5 yrs	43,584	30,430	(13,154)	30%	2.7	80%	Jan-17
Central FL State Bank	5 yrs	9,274	7,005	(2,269)	24%	2.6	80%	Jan-17
Subtotal		114,455	92,483	(21,972)	19%	2.2

Olde Cypress	10 yrs	25,918	22,904	(3,014)	12%	5.3	80%	Jul-20
Comm Bank Bartow	10 yrs	13,131	9,733	(3,398)	26%	8.5	80%	Aug-20
Independent Nat'l Bank	10 yrs	16,027	11,655	(4,372)	27%	5.9	80%	Aug-20
Haven Trust Bank	10 yrs	3,697	2,775	(922)	25%	3.5	70%/0%/70%	Sep-20
First Commercial Bank	10 yrs	8,262	7,444	(818)	10%	2.6	70%/30%/75%	Jan-21
First Guaranty Bank	10 yrs	34,928	26,850	(8,078)	23%	5.9	80%	Jan-22
Central FL State Bank	10 yrs	4,499	3,476	(1,023)	23%	4.5	80%	Jan-22
Subtotal		106,462	84,837	(21,625)	20%	5.6

Total		$220,917	$177,320	($43,597)	20%	3.8

(1)	This represents an estimate of the weighted average remaining life or timing of the estimated future cash flows as of December 31, 2015.
(2)	Represents the dollar amount difference between the carrying value, or book value, of the loans and the unpaid principal balance (“UPB”), and the dollar amount difference as a percentage of the UPB.

The Company’s total IA at December 31, 2015 was $25,795 of which $4,250 represents a receivable from the FDIC for estimated future loss reimbursements, and $21,545 represents previously estimated loss reimbursements that are no longer expected.  This amount is now expected to be paid

(and/or has been paid) by the borrower (or realized upon the sale of OREO) instead of a reimbursement from the FDIC. At December 31, 2015, the $21,545 previously estimated reimbursements from the FDIC is expected to be written off as amortization expense (negative accretion) in the Company’s non-interest income as summarized below.

Period		Year
1Q16	$ 3,305	2017	$ 3,875
2Q16	2,582	2018	2,876
3Q16	2,242	2019	2,364
4Q16	2,101	2020 thru 2022	2,200
		Total	$ 21,545

The table above is based on the Company’s most recent quarterly updated projections of estimated future losses, cash flows and timing of cash flows.  The above amounts are subject to change, and have changed in past quarters, primarily due to the FDIC covered loan pools performing better than previously estimated.  A summary of the activity in the Company’s IA account during the twelve month period ending December 31, 2015 is presented in the table below.

Balance at 12/31/14	$49,054
Amortization, net (excludes clawback)	(16,282)
Indemnification revenue	1,900
Indemnification of foreclosure expenses	(4,001)
Proceeds received from FDIC	(4,662)
Net recovery of loan pool(s) impairments	(214)
Balance 12/31/15	$25,795

The table below summarizes the Company’s loan mix over the most recent five quarter ends.

        Loan mix (unaudited)

At quarter ended:	12/31/15	9/30/15	6/30/15	3/31/15	12/31/14
Loans
Real estate loans
Residential	$647,496	$634,106	$620,797	$604,811	$589,068
Commercial	1,254,782	1,234,383	1,203,639	1,154,682	1,132,933
Land, development and construction loans	105,276	100,200	96,020	85,186	79,002
Total real estate loans	2,007,554	1,968,689	1,920,456	1,844,679	1,801,003
Commercial loans	307,321	297,389	301,615	297,442	294,493
Consumer and other loans	67,500	65,397	61,145	58,484	56,334
Total loans before unearned fees and costs	2,382,375	2,331,475	2,283,216	2,200,605	2,151,830
Unearned fees and costs	873	378	411	790	929
Total Non-PCI loans (note 1)	2,383,248	2,331,853	2,283,627	2,201,395	2,152,759
PCI loans
Real estate loans
Residential	86,104	92,243	96,674	101,365	102,009
Commercial	105,629	119,379	126,058	131,270	140,977
Land, development and construction loans	15,548	16,851	21,546	24,294	24,032
Total real estate loans	207,281	228,473	244,278	256,929	267,018
Commercial loans	2,771	2,848	2,735	5,615	8,953
Consumer and other loans	476	457	516	724	795
Total PCI loans (note 2)	210,528	231,778	247,529	263,268	276,766

Total Loans	$2,593,776	$2,563,631	$2,531,156	$2,464,663	$2,429,525

note 1:	Included in the $2,383,248 Non-PCI loans at December 31, 2015 are $26,982 that are covered by FDIC loss sharing agreements the Company acquired pursuant to its June 1, 2014 acquisition of FSB.
note 2:	Included in the $210,528 PCI loans at December 31, 2015 are $150,338 of loans that are covered by FDIC loss sharing agreements and $60,190 are not covered.

CREDIT QUALITY AND ALLOWANCE FOR LOAN LOSSES

During the quarter, excluding PCI loans, the Company recorded a loan loss provision expense of $484 and charge-offs net of recoveries of $927, resulting in a decrease in the allowance for loan losses (excluding PCI loans) of $443 as shown in the table below.

With regard to PCI loans, the Company recorded a loan loss provision expense of $59 resulting in an increase in the allowance for loan losses on PCI loans of $59.  See the table “Allowance for loan losses” for additional information.

The allowance for loan losses (“ALLL") was $22,264 at December 31, 2015 compared to $22,648 at September 30, 2015, a decrease of $384.  This decrease is the result of the aggregate effect of a $311 decrease in general loan loss allowance, $132 decrease in the specific loan loss allowance related to impaired loans and a $59 increase in the loan loss allowance related to PCI loans accounted for pursuant to ASC Topic 310-30. The changes in the Company’s ALLL components between December 31, 2015 and September 30, 2015 are summarized in the table below.

	Dec 31, 2015			Sept 30, 2015			increase (decrease)
	loan	ALLL		loan	ALLL		loan	ALLL
	balance	balance	%	balance	balance	%	balance	balance
Originated loans	$1,770,747	$ 18,351	1.04%	$1,694,866	$ 17,979	1.06%	$ 75,881	$ 372	(2) bps
Impaired loans	23,175	1,080	4.66%	21,858	1,212	5.54%	1,317	(132)	(88) bps
subtotal	1,793,922	19,431	1.08%	1,716,724	19,191	1.12%	77,198	240	(4) bps
Acquired loans	589,326	2,712		615,129	3,395		(25,803)	(683)
Non-PCI loans	2,383,248	22,143		2,331,853	22,586		51,395	(443)
PCI loans	210,528	121		231,778	62		(21,250)	59
Total loans	$2,593,776	$22,264		$2,563,631	$22,648		$ 30,145	$(384)

The general loan loss allowance (non-impaired loans) relating to originated loans increased by $372 resulting primarily from an increase in loans outstanding less a decrease resulting from a mixture of decreases and increases in the Company’s various two year historical loss factors and qualitative factors.

The general loan loss allowance (non-impaired loans) relating to acquired loans decreased by $683 resulting from both a decrease in loans outstanding and net decreases in loss factors due to management’s estimates of potential incurred losses based on performance since acquisition date.  The loans also have an unamortized acquisition date fair value adjustment equal to $9,354 as of December 31, 2015.

The specific loan loss allowance (impaired loans) is the aggregate of the results of individual analyses prepared for each one of the impaired loans, excluding PCI loans.  Total impaired loans at December 31, 2015 are equal to $23,175.  Approximately $13,718 of the Company’s impaired loans (59%) are accruing performing loans.  This group of impaired loans is not included in the Company’s non-performing loans or non-performing assets categories.

PCI loans, including those covered by FDIC loss sharing agreements, are accounted for pursuant to ASC Topic 310-30.  PCI loan pools are evaluated for impairment each quarter.  If a pool is impaired, an allowance for loan loss is recorded.

Management believes the Company’s allowance for loan losses is adequate at December 31, 2015.  However, management recognizes that many factors can adversely impact various segments of the Company’s market and customers, and therefore there is no assurance as to the amount of losses or probable losses which may develop in the future.  The table below summarizes the changes in allowance for loan losses during the previous five quarters.

Allowance for loan losses (unaudited)
as of or for the quarter ending	12/31/15	9/30/15	6/30/15	3/31/15	12/31/14
Loans, excluding PCI loans
Allowance at beginning of period	$ 22,586	$ 22,818	$ 20,842	$ 19,384	$ 19,035
Charge-offs	(1,266)	(893)	(783)	(949)	(506)
Recoveries	339	657	429	466	645
Net (charge-offs) recoveries	(927)	(236)	(354)	(483)	139
Provision for loan losses	484	4	2,330	1,941	210
Allowance at end of period for loans
other than PCI loans	$ 22,143	$ 22,586	$ 22,818	$ 20,842	$ 19,384

PCI loans
Allowance at beginning of period	$ 62	$ 116	$ 138	$ 514	$ 807
Charge-offs	---	(50)	---	(77)	(101)
Recoveries	---	---	---	---	---
Net charge-offs	---	(50)	---	(77)	(101)
Provision (recovery) for loan losses	59	(4)	(22)	(299)	(192)
Allowance at end of period for
PCI loans	$ 121	$ 62	$ 116	$ 138	$ 514
Total allowance at end of period	$ 22,264	$ 22,648	$ 22,934	$ 20,980	$ 19,898

The following table summarizes the Company’s loan portfolio and related allowance for loan losses as a percentage of the loan portfolio segment presented as of the end of the previous five quarters.

(unaudited)

For the quarter ended:	12/31/15	9/30/15	6/30/15	3/31/15	12/31/14
Troubled debt restructure (“TDRs”) (note 1)	$ 15,127	$ 15,204	$ 15,659	$ 14,666	$ 15,066
Impaired loans that were not TDRs	8,048	6,654	7,187	7,516	10,184
Total impaired loans	23,175	21,858	22,846	22,182	25,250
Originated non-impaired loans	1,770,747	1,694,866	1,615,315	1,488,536	1,407,781
Acquired non-impaired loans	589,326	615,129	645,466	690,677	719,728
Total Non-PCI loans	2,383,248	2,331,853	2,283,627	2,201,395	2,152,759
Total PCI loans	210,528	231,778	247,529	263,268	276,766
Total loans	$2,593,776	$2,563,631	$2,531,156	$2,464,663	$2,429,525
ALLL for Non-PCI loans
General loan loss allowance- originated loans	$ 18,351	$ 17,979	$ 17,392	$ 16,745	$ 16,587
Specific loan loss allowance- impaired loans	1,080	1,212	1,836	1,101	1,115
General loan loss allowance- acquired loans	2,712	3,395	3,590	2,996	1,682
Total allowance for loan losses (note 2)	$ 22,143	$ 22,586	$ 22,818	$ 20,842	$ 19,384
ALLL as a percentage of period end loans:
Originated non-impaired loans	1.04%	1.06%	1.08%	1.12%	1.18%
Impaired loans	4.66%	5.54%	8.04%	4.96%	4.42%
subtotal	1.08%	1.12%	1.17%	1.18%	1.24%

Acquired non-impaired loans	0.46%	0.55%	0.56%	0.43%	0.23%
Total loans (note 2)	0.93%	0.97%	1.00%	0.95%	0.90%

note 1:  The Company has approximately $15,127 of TDRs.  Of this amount $10,254 are performing pursuant to their modified terms, and $4,873 are not performing and have been placed on non-accrual status and included in non performing loans (“NPLs”).  Current accounting standards require TDRs to be included in our impaired loans, whether they are performing or not performing.  Only non performing TDRs are included in NPLs.

note 2:  Excludes PCI loans.

The Company defines non-performing loans (“NPLs”) as non-accrual loans plus loans past due 90 days or more and still accruing interest.  NPLs do not include PCI loans.  PCI loans are accounted for pursuant to ASC Topic 310-30.  NPLs as a percentage of total Non-PCI loans were 0.87% at December 31, 2015 compared to 0.96% at September 30, 2015.

Non-performing assets (“NPAs”) (which the Company defines as NPLs, as defined above, plus (a) OREO (i.e. real estate acquired through foreclosure or deed in lieu of foreclosure), excluding OREO covered by FDIC loss share agreement; and (b) other repossessed assets that are not real estate, and are not covered by FDIC loss share agreement) were $22,545 at December 31, 2015, compared to $25,549 at September 30, 2015.  NPAs as a percentage of total assets was 0.56% at December 31, 2015 compared to 0.65% at September 30, 2015.  NPAs as a percentage of loans plus OREO and other repossessed assets, excluding PCI loans and OREO covered by FDIC loss share agreements, was 0.95% at December 31, 2015 compared to 1.09% at September 30, 2015.

The table below summarizes selected credit quality data for the periods indicated.

Selected credit quality ratios (unaudited)
As of or for the quarter ended:	12/31/15	9/30/15	6/30/15	3/31/15	12/31/14
Non-accrual loans (note 1)	$20,833	$22,450	$25,028	$26,857	$25,595
Past due loans 90 days or more
and still accruing interest (note 1)	---	---	---	---	---
Total non-performing loans (“NPLs”) (note 1)	20,833	22,450	25,028	26,857	25,595
Other real estate owned (“OREO”) (note 2)	1,567	2,993	4,691	7,586	8,896
Repossessed assets other than real estate (note 1)	145	106	172	139	87
Total non-performing assets (“NPAs”) (note 2)	$22,545	$25,549	$29,891	$34,582	$34,578
OREO covered by FDIC loss share agreements:
80% covered	4,828	3,661	6,531	4,716	7,264
75% covered	---	---	---	---	606
70% covered	---	297	249	249	1,755
30% covered	4,742	3,729	5,224	8,563	9,779
0% covered	59	---	---	---	---
Total non-performing assets including
FDIC covered OREO	$32,174	$33,236	$41,895	$48,110	$53,982
Non-performing loans as percentage of total
loans excluding PCI loans	0.87%	0.96%	1.10%	1.22%	1.19%
Non-performing assets as percentage of total assets
Excluding FDIC covered OREO	0.56%	0.65%	0.77%	0.89%	0.92%
Including FDIC covered OREO	0.80%	0.85%	1.08%	1.24%	1.43%
Non-performing assets as percentage of loans and
OREO plus other repossessed assets (note 1)
Excluding FDIC covered OREO	0.95%	1.09%	1.31%	1.57%	1.60%
Including FDIC covered OREO	1.34%	1.42%	1.82%	2.16%	2.47%
Loans past due 30 thru 89 days and accruing interest
as a percentage of total loans (note 1)	0.62%	0.67%	0.51%	0.61%	0.61%
Net charge-offs (recovery) (note 1)	$927	$236	$354	$483	$(139)
Net charge-offs (recovery) as a percentage
of average loans for the period (note 1)	0.04%	0.01%	0.02%	0.02%	(0.01%)
Net charge-offs (recovery) as a percentage of average
loans for the period on an annualized basis (note 1)	0.16%	0.04%	0.06%	0.09%	(0.03%)
Allowance for loan losses as percentage of NPLs (note 1)	106%	101%	91%	78%	76%

note 1:  Excludes PCI loans.

note 2:  Excludes OREO covered by FDIC loss share agreements.

NET INTEREST MARGIN (“NIM”)

The Company’s NIM decreased from 4.44% in 3Q15 to 4.37% in 4Q15.  The primary reason for this decrease was due to the mix of interest earning assets between the two quarters.  Higher average balances in lower yielding assets, such as taxable securities and federal funds sold, and lower average balance in higher yielding assets, such as PCI loans, in the current quarter compared to the prior quarter.

The average yield on loans, excluding PCI loans, increased from 4.38% in 3Q15 to 4.42% in 4Q15.  During 4Q15 there were certain payoffs of acquired purchased loans that were not PCI loans, and the resulting remaining unamortized fair value mark was recognized as interest income in 4Q15.  If this had not occurred, the yield in 4Q15 would have been approximately 4.30%, which was 8 bps lower than the yield in the prior quarter, primarily due to the average interest rates on new loan production, which has been averaging over the past several quarters in the 3.75% range.  The Company expects the yield on loans, excluding PCI loans, to continue trending lower until the average portfolio yields approach the average yields of new loan production.

If these certain loan payoffs, described above, had not occurred, the NIM for the current quarter would have approximated 4.29% (versus the 4.37% actual).

The average yield on PCI loans during the current quarter was 16.78% compared to 16.27% during 3Q15.  The PCI loans historically have performed better than previously expected.  Initial loss expectations have been adjusted downward during subsequent quarterly estimates of future cash flows.  The results have been higher yields over the remaining life of the related loan pools.

If the PCI loans were producing a yield similar to the Company’s non-PCI loans, the NIM during the current quarter and previous quarter would have been approximately 3.61%.  However, total PCI loans have a legal balance outstanding equal to $273,423 and a book balance equal to $210,528 resulting in a difference, or discount, of approximately $62,895, or 23%.  The estimated remaining life of the expected cash flows is approximately 3.8 years at December 31, 2015.  As such, management expects several years of favorable yield, albeit balances will be decreasing over time.

The table below summarizes yields and costs by various interest earning asset and interest bearing liability account types for the current quarter, the previous calendar quarter and the same quarter last year.

Yield and cost table (unaudited)

		4Q15			3Q15			4Q14
	average	interest	avg	average	interest	avg	average	interest	avg
	balance	inc/exp	rate	balance	inc/exp	rate	balance	inc/exp	rate
Loans (TEY)*	$2,363,060	$26,337	4.42%	$2,306,751	$25,465	4.38%	$ 2,139,263	$25,055	4.65%
PCI loans	222,685	9,420	16.78%	241,393	9,898	16.27%	291,862	8,607	11.70%
Taxable securities	737,057	4,480	2.41%	676,892	3,895	2.28%	569,045	3,623	2.53%
Tax -exempt securities (TEY)	85,329	1,076	5.00%	90,376	1,107	4.86%	54,636	656	4.76%
Fed funds sold and other	211,112	403	0.76%	165,927	355	0.85%	177,391	459	1.03%
Tot. interest earning assets(TEY)	$3,619,243	$41,716	4.57%	$3,481,339	$40,720	4.64%	$3,232,197	$38,400	4.71%

Interest bearing deposits	$2,072,838	$1,351	0.26%	$2,033,045	$1,339	0.26%	$2,033,431	$1,523	0.30%
Fed funds purchased	203,413	186	0.36%	173,575	150	0.34%	71,545	34	0.19%
Other borrowings	27,061	36	0.53%	31,356	51	0.65%	27,849	50	0.71%
Corporate debentures	24,070	246	4.05%	24,026	244	4.03%	23,891	241	4.00%
Total interest bearing liabilities	$2,327,382	$1,819	0.31%	$2,262,002	$1,784	0.31%	$2,156,716	$1,848	0.34%

Net Interest Spread (TEY)			4.26%			4.33%			4.37%
Net Interest Margin (TEY)			4.37%			4.44%			4.49%

*TEY = tax equivalent yield

The table below summarizes the Company’s yields on interest earning assets and costs of interest bearing liabilities over the prior five quarters.

Five quarter trend of yields and costs (unaudited)
For the quarter ended:	12/31/15	9/30/15	6/30/15	3/31/15	12/31/14
Yield on loans (TEY)*	4.42%	4.38%	4.59%	4.57%	4.65%
Yield on PCI loans	16.78%	16.27%	17.75%	14.85%	11.70%
Yield on securities (TEY)	2.68%	2.59%	2.53%	2.75%	2.72%
Yield on fed funds sold and other	0.76%	0.85%	0.87%	0.76%	1.03%
Yield on total interest earning assets	4.51%	4.57%	4.87%	4.70%	4.67%
Yield on total interest earning assets (TEY)	4.57%	4.64%	4.93%	4.75%	4.71%
Cost of interest bearing deposits	0.26%	0.26%	0.27%	0.29%	0.30%
Cost of fed funds purchased	0.36%	0.34%	0.33%	0.30%	0.19%
Cost of other borrowings	0.53%	0.65%	0.62%	0.65%	0.71%
Cost of corporate debentures	4.05%	4.03%	4.03%	4.02%	4.00%
Cost of interest bearing liabilities	0.31%	0.31%	0.32%	0.33%	0.34%
Net interest margin (TEY)	4.37%	4.44%	4.72%	4.53%	4.49%
Cost of total deposits	0.16%	0.17%	0.17%	0.19%	0.19%

*TEY = tax equivalent yield

The table below summarizes selected financial ratios over the prior five quarters.

Selected financial ratios (unaudited)
As of or for the quarter ended:	12/31/15	9/30/15	6/30/15	3/31/15	12/31/14
Return on average assets (annualized)	1.02%	1.01%	1.02%	0.96%	0.78%
Net operating income return on
average assets (annualized)	1.06%	1.02%	1.02%	0.97%	0.81%
Return on average equity (annualized)	8.52%	8.28%	8.49%	8.10%	6.46%
Return on average tangible equity (annualized)	10.47%	10.23%	10.42%	10.00%	8.15%
Loan / deposit ratio	80.7%	80.5%	80.7%	78.3%	78.6%
Stockholders’ equity (to total assets)	12.2%	12.2%	12.1%	11.9%	12.0%
Common tangible equity (to total tangible assets)	10.2%	10.1%	10.0%	9.8%	9.8%
Tier 1 capital (to average assets)	10.5%	10.6%	10.4%	10.0%	10.1%
Efficiency ratio, including correspondent banking (note 1)	60.6%	63.1%	60.9%	65.5%	70.5%
Efficiency ratio, excluding correspondent banking (note 2)	59.2%	61.0%	60.1%	64.0%	69.4%
Common equity per common share	$10.79	$10.55	$10.31	$10.20	$9.98
Common tangible equity per common share	$8.82	$8.57	$8.31	$8.18	$7.95

note 1:    Numerator equals non-interest expense less non-recurring expenses (e.g. merger costs, bank property impairment, etc.) less intangible amortization (both CDI and Trust intangible) less credit related expenses. Denominator equals net interest income on a taxable equivalent yield basis (“TEY”) before the provision for loan losses plus non-interest income less non-recurring income (e.g. gain on sale of securities available for sale, etc.) less FDIC income related to losses on the sales of covered OREO properties and impairment of loan pool(s) covered by FDIC loss share arrangements.

note 2:    Numerator starts with the same numerator as in “note 1”, less correspondent bank non-interest expense, including indirect expense allocations. Denominator starts with the same denominator as in “note 1”, less correspondent bank net interest income and less correspondent bank non-interest income.

DEPOSIT ACTIVITY

During the quarter, the Company’s total deposits increased by $29,989.  Time deposits decreased by $12,058 and non-time deposits increased by $42,047.

The cost of interest bearing deposits in the current quarter was 0.26%, the same as in the prior quarter.  The overall cost of total deposits (i.e. includes non-interest bearing checking accounts) during the current quarter was 0.16% compared to 0.17% in the prior quarter.  The table below summarizes the Company’s deposit mix over the periods indicated.

     Deposit mix (unaudited)

For the quarter ended:	12/31/15	9/30/15	6/30/15	3/31/15	12/31/14
Checking accounts
Non-interest bearing	$1,133,138	$1,145,474	$1,127,591	$1,112,282	$1,048,874
Interest bearing	679,714	621,582	621,473	623,370	607,359
Savings deposits	241,605	249,292	240,528	242,782	231,039
Money market accounts	738,301	734,363	706,647	711,903	716,956
Time deposits	422,420	434,478	440,276	459,035	487,812
Total deposits	$3,215,178	$3,185,189	$3,136,515	$3,149,372	$3,092,040

Non time deposits as percentage of total deposits	87%	86%	86%	85%	84%
Time deposits as percentage of total deposits	13%	14%	14%	15%	16%
Total deposits excluding held for sale	100%	100%	100%	100%	100%

Presented below are condensed consolidated balance sheets and average balance sheets for the periods indicated.

Condensed Consolidated Balance Sheets (unaudited)
For the quarter ended:	12/31/15	9/30/15	6/30/15	3/31/15	12/31/14
Cash and due from banks	$ 50,902	$ 42,624	$ 50,317	$ 59,295	$ 52,067
Fed funds sold and Fed Res Bank deposits	101,580	185,807	104,805	197,046	106,346
Trading securities	2,107	1,266	1,508	1,017	3,420
Investment securities, available for sale	604,739	490,458	532,440	520,247	517,457
Investment securities, held to maturity	272,840	248,310	250,482	228,870	237,362
Loans held for sale	1,529	806	1,656	522	1,251
PCI loans	210,528	231,778	247,529	263,268	276,766
Loans	2,383,248	2,331,853	2,283,627	2,201,395	2,152,759
Allowance for loan losses	(22,264)	(22,648)	(22,934)	(20,980)	(19,898)
FDIC indemnification assets	25,795	28,596	36,157	41,594	49,054
Premises and equipment, net	101,821	102,675	101,079	100,526	98,848
Goodwill	76,739	76,739	76,739	76,739	76,739
Core deposit intangible	12,164	12,744	13,186	13,789	14,417
Bank owned life insurance	85,890	85,316	84,736	84,137	83,544
OREO covered by FDIC loss share agreements	9,629	7,687	12,004	13,528	19,404
OREO not covered by FDIC loss share agreements	1,567	2,993	4,691	7,586	8,896
Deferred income tax asset, net	46,220	47,516	49,704	48,502	49,587
Other assets	57,683	58,552	45,483	51,491	48,850
TOTAL ASSETS	$ 4,022,717	$ 3,933,072	$ 3,873,209	$ 3,888,572	$ 3,776,869

Deposits	$ 3,215,178	$ 3,185,189	$ 3,136,515	$ 3,149,372	$ 3,092,040
Federal funds purchased	200,250	161,303	171,219	187,443	151,992
Other borrowings	76,565	52,561	64,203	55,032	50,939
Other liabilities	40,210	54,207	32,836	33,660	29,421
Common stockholders’ equity	490,514	479,812	468,436	463,065	452,477
TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY	$ 4,022,717	$ 3,933,072	$ 3,873,209	$ 3,888,572	$ 3,776,869

Condensed Consolidated Average Balance Sheets (unaudited)
For quarter ended:	12/31/15	9/30/15	6/30/15	3/31/15	12/31/14
Federal funds sold and other	$ 211,112	$ 165,927	$ 170,139	$ 211,247	$ 177,391
Security investments	822,386	767,268	764,359	751,819	623,681
PCI loans	222,685	241,393	257,581	271,135	291,862
Loans	2,363,060	2,306,751	2,237,178	2,172,621	2,139,263
Allowance for loan losses	(22,078)	(22,890)	(20,107)	(20,980)	(20,406)
All other assets	458,087	455,067	479,645	468,645	501,143
TOTAL ASSETS	$ 4,055,252	$ 3,913,516	$ 3,888,795	$ 3,854,487	$ 3,712,934

Deposits- interest bearing	$ 2,072,838	$ 2,033,045	$ 2,014,726	$ 2,034,864	$ 2,033,431
Deposits- non interest bearing	1,194,763	1,136,788	1,127,639	1,098,236	1,074,288
Federal funds purchased	203,413	173,575	184,525	176,109	71,545
Other borrowings	51,131	55,382	58,920	54,683	51,740
Other liabilities	48,969	39,740	36,138	32,373	35,024
Stockholders’ equity	484,138	474,986	466,847	458,222	446,906
TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY	$ 4,055,252	$ 3,913,516	$ 3,888,795	$ 3,854,487	$ 3,712,934

Condensed Consolidated Earnings Statement (unaudited)

For quarter ended:	12/31/15	9/30/15	6/30/15	3/31/15	12/31/14

Interest income:
Loans	$35,508	$35,134	$36,786	$34,268	$33,505
Investments	5,187	4,623	4,470	4,821	4,055
Federal funds sold and other	403	355	369	396	459
Total interest income	41,098	40,112	41,625	39,485	38,019

Interest expense:
Deposits	1,351	1,339	1,369	1,447	1,523
Securities sold under agreement to repurchase	32	51	54	49	50
Federal funds purchased	190	150	154	132	34
Corporate debentures	246	244	241	237	241
Total interest expense	1,819	1,784	1,818	1,865	1,848

Net interest income	39,279	38,328	39,807	37,620	36,171
Provision for loan losses	543	---	2,308	1,642	18
Net interest income after loan loss provision	38,736	38,328	37,499	35,978	36,153

Non interest income (see page 16)	9,666	8,130	10,573	9,081	7,535

Non interest expense:
Salaries, wages and employee benefits	18,977	18,916	19,925	19,580	18,710
Occupancy expense	2,360	2,586	2,566	2,445	2,686
Depreciation of premises and equipment	1,442	1,438	1,403	1,433	1,483
Data processing expense	1,069	1,153	1,127	1,330	1,466
Legal, audit and other professional fees	750	779	690	735	816
Amortization of intangibles	616	615	640	666	694
Credit related expense (see page 17)	309	439	522	50	299
FDIC credit related expenses (see page 17)	997	(46)	625	(567)	369
Merger and acquisition related expenses	524	169	---	---	848
Branch closure and efficiency initiatives	---	---	---	---	(417)
Impairment/sales bank property held for sale, net	94	12	(16)	641	---
Lease termination recovery	---	---	---	(597)	---
All other expenses	4,948	4,794	5,056	4,887	5,137
Total non interest expenses	32,086	30,855	32,538	30,603	32,091

Income before provision for income taxes	16,316	15,603	15,534	14,456	11,597
Provision for income taxes	5,920	5,687	5,656	5,308	4,316
Net income	$10,396	$9,916	$9,878	$9,148	$7,281

Earnings per share (diluted)	$0.23	$0.22	$0.21	$0.20	$0.16

NON INTEREST INCOME AND NON INTEREST EXPENSES

The table below summarizes the Company’s non-interest income for the periods indicated.

Quarterly Condensed Consolidated Non Interest Income (unaudited)
For the quarter ended:	12/31/15	9/30/15	6/30/15	3/31/15	12/31/14
Correspondent banking and capital markets division (1)	$ 5,254	$ 4,943	$ 7,334	$ 5,694	$ 4,876
Other correspondent banking related revenue (2)	987	992	1,253	1,106	919
Wealth management related revenue	913	940	990	970	925
Service charges on deposit accounts	2,576	2,488	2,420	2,261	2,451
Debit, prepaid, ATM and merchant card related fees	1,730	1,659	1,823	1,701	1,637
BOLI income	574	580	599	593	608
Other service charges and fees	419	641	444	439	638
Gain on sale of securities available for sale	---	4	---	---	---
Subtotal	$12,453	$12,247	$14,863	$12,764	$12,054
FDIC indemnification asset – amortization (see explanation below)	(3,420)	(4,144)	(4,649)	(4,350)	(5,599)
FDIC indemnification income	633	27	359	667	1,080
Total non-interest income	$9,666	$8,130	$10,573	$9,081	$7,535

note 1:

Includes gross commissions earned on bond sales, fees from hedging services, loan brokering fees and related consulting fees.  The fee income in this category is based on sales volume in any particular period and is therefore volatile between comparable periods.

note 2:

Includes fees from safe-keeping activities, bond accounting services, asset/liability consulting services, international wires, clearing and corporate checking account services and other correspondent banking related revenue and fees.  The fees included in this category are less volatile than those described above in note 1.

The FDIC indemnification asset (“IA”) is producing amortization (versus accretion) due to reductions in the estimated losses in the FDIC covered PCI loan portfolio.  To the extent current projected losses in the covered PCI loan portfolio are less than originally projected losses, the related projected reimbursements from the FDIC contemplated in the IA are less, which produces a negative income accretion in non-interest income.  This event generally corresponds to the increase in yields in the FDIC covered PCI loan portfolio, although there is not perfect correlation.  Higher expected cash flows (i.e. less expected future losses) on the loan side of the equation is accreted into interest income over the life of the related loan pool.  The lower expected reimbursement from the FDIC is amortized over the lesser of the remaining life of the related loan pool(s) or the remaining term of the loss share period.

When a FDIC covered OREO property is sold at a loss, the loss is included in non-interest expense as loss on sale of OREO, and the reimbursement for the respective loss share percentage is recorded as FDIC indemnification income and included in non-interest income.  In addition, the FDIC loss share reimbursement percentage of any related loan pool impairments also are reflected in this non-interest income account.

The table below summarizes the Company’s non-interest expense for the periods indicated.

Quarterly Condensed Consolidated Non Interest Expense (unaudited)
For the quarter ended:	12/31/15	9/30/15	6/30/15	3/31/15	12/31/14
Employee salaries and wages	$14,344	$14,200	$15,130	$14,535	$13,866
Employee incentive/bonus compensation accrued	1,854	1,719	1,749	1,200	1,578
Employee equity based compensation expense	866	775	812	830	542
Deferred compensation expense	148	157	153	161	157
Health insurance and other employee benefits	983	1,240	1,312	1,330	1,556
Payroll taxes	734	825	893	1,403	785
401K employer contributions	358	416	408	435	319
Other employee related expenses	314	328	237	238	438
Incremental direct cost of loan origination	(624)	(744)	(769)	(552)	(531)
Total salaries, wages and employee benefits	18,977	18,916	19,925	19,580	18,710

Loss (gain) on sale of OREO	39	31	74	(547)	(126)
Loss (gain) on sale of FDIC covered OREO	491	(313)	(47)	(981)	(541)
Valuation write down of OREO	22	65	109	61	313
Valuation write down of FDIC covered OREO	169	172	281	328	703
(Gain) loss on repossessed assets other than real estate	(7)	15	---	(1)	11
Foreclosure and repossession related expenses	255	328	339	503	101
Foreclosure and repo expense, FDIC (note 1)	337	95	391	86	207
Total credit related expenses	1,306	393	1,147	(551)	668

Occupancy expense	2,360	2,586	2,566	2,445	2,686
Depreciation of premises and equipment	1,442	1,438	1,403	1,433	1,483
Supplies, stationary and printing	338	382	351	365	383
Marketing expenses	668	630	481	538	746
Data processing expenses	1,069	1,153	1,127	1,330	1,466
Legal, auditing and other professional fees	750	779	690	735	816
Bank regulatory related expenses	606	774	883	910	909
Postage and delivery	337	348	336	368	394
ATM and debit card related expenses	495	515	450	433	510
Amortization of intangibles	616	615	640	666	694
Internet and telephone banking	538	545	550	534	493
Correspondent account and Federal Reserve charges	155	163	169	168	163
Conferences, seminars, education and training	142	110	151	117	132
Director fees	176	164	173	179	244
Travel expenses	117	148	97	84	99
Other expenses	1,376	1,015	1,415	1,225	1,064
Subtotal	31,468	30,674	32,554	30,559	31,660
Impairment/sales bank property held for sale	94	12	(16)	641	---
Lease termination recovery	---	---	---	(597)	---
Merger and acquisition related expenses	524	169	---	---	848
Branch closure and efficiency initiatives	---	---	---	---	(417)
Total non- interest expense	$32,086	$30,855	$32,538	$30,603	$32,091

note 1:  These are foreclosure and repossession related expenses related to FDIC covered assets, and are shown net of FDIC reimbursable amounts pursuant to FDIC loss share agreements.

Explanation of Certain Unaudited Non-GAAP Financial Measures

This press release contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). The financial highlights provide reconciliations between GAAP interest income, net interest income and tax equivalent basis interest income and net interest income, as well as total stockholders’ equity and tangible common equity. It also reconciles net income and net operating income.  Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance.  The Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP.

Reconciliation of GAAP to non-GAAP Measures.  All amounts are in thousands except per share data (unaudited):

	4Q15	3Q15	4Q14

Interest income, as reported (GAAP)	$41,098	$40,112	$38,019
tax equivalent adjustments	618	608	381
Interest income (tax equivalent)	$41,716	$40,720	$38,400

Net interest income, as reported (GAAP)	$39,279	$38,328	$36,171
tax equivalent adjustments	618	608	381
Net interest income (tax equivalent)	$39,897	$38,936	$36,552

	12/31/15	9/30/15	6/30/15	3/31/15	12/31/14
Total stockholders' equity (GAAP)	$490,514	$479,812	$468,436	$463,065	$452,477
Goodwill	(76,739)	(76,739)	(76,739)	(76,739)	(76,739)
Core deposit intangible	(12,164)	(12,744)	(13,186)	(13,789)	(14,417)
Trust intangible	(837)	(873)	(909)	(946)	(984)
Tangible common equity	$400,774	$389,456	$377,602	$371,591	$360,337

	4Q15	3Q15	2Q15	1Q15	4Q14
Net income (GAAP)	$10,396	$9,916	$9,878	$9,148	$7,281
Exclude gain on sale of AFS securities	---	(4)	---	---	---
Add back merger and acquisition
related expenses	524	169	---	---	848
Add back branch closure and
efficiency initiatives	---	---	---	---	(417)
Add back impairment/sales relating to
bank property held for sale, net	94	12	(16)	641	---
Subtract lease termination recovery	---	---	---	(597)	---
Tax effected using the effective tax
rate for the period presented	(224)	(65)	6	(16)	(161)
Net operating income	$10,790	$10,028	$9,868	$9,176	$7,551
Average diluted shares outstanding
during the period presented	45,935	45,826	45,737	45,658	45,506
Net operating income per share	$0.23	$0.22	$0.22	$0.20	$0.17

About CenterState Banks, Inc.

The Company, headquartered in Davenport, Florida between Orlando and Tampa, is a financial holding company with one nationally chartered bank, CenterState Bank of Florida, N.A.  Presently, the Company operates through its network of 57 branch banking offices located in 20 counties throughout Florida, providing traditional deposit and lending products and services to its commercial and retail customers.  The Company also provides correspondent banking and capital market services to approximately 600 community banks nationwide.

For additional information contact Ernest S. Pinner (Chairman), John C. Corbett (CEO), James J. Antal (CFO) or Stephen D. Young (Treasurer) at 863-419-7750.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

Some of the statements in this report constitute forward-looking statements, within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements related to future events, other future financial and operating performance, costs, revenues, economic conditions in our markets, loan performance, credit risks, collateral values and credit conditions, or business strategies, including expansion and acquisition activities and may be identified by terminology such as “may,” “will,” “should,” “expects,” “scheduled,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “potential,” or “continue” or the negative of such terms or other comparable terminology. Actual events or results may differ materially. In evaluating these statements, you should specifically consider the factors described throughout this report. We cannot assure you that future results, levels of activity, performance or goals will be achieved, and actual results may differ from those set forth in the forward looking statements.

Forward-looking statements, with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of the Company or the Bank to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2014, and otherwise in our SEC reports and filings.